UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITC Holdings Corp. 2019 Term Loan Credit Agreement

On June 12, 2019 (the “Closing Date”), ITC Holdings Corp. (“ITC Holdings”) entered into a Term Loan Credit Agreement (the “ITC Holdings 2019 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), Toronto-Dominion (Texas) LLC, as administrative agent for the Lenders, Mizuho Bank, Ltd. and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners and Mizuho Bank, Ltd., as syndication agent. The ITC Holdings 2019 Term Loan Credit Agreement establishes a $400,000,000 unguaranteed, unsecured delayed draw term loan credit facility under which ITC Holdings has borrowed $200,000,000 on the Closing Date and may borrow up to an additional $200,000,000 within 9 months after the Closing Date. Funds borrowed may be used for general corporate purposes of ITC Holdings and its subsidiaries. The ITC Holdings 2019 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; and mergers, consolidations, liquidations and sales of all or substantially all assets;  (b) require ITC Holdings to maintain a maximum debt to capitalization ratio of 80% and (c) require ITC Holdings to not permit the FFO Ratio to be less than 9.0%. The ITC Holdings 2019 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Holdings 2019 Term Loan Credit Agreement is June 11, 2021.

At ITC Holdings’ option, loans under the ITC Holdings 2019 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 0.60% or at a base rate, which is defined as the higher of the prime rate at the administrative agent’s principal office in New York, New York, the Federal Reserve Bank of New York rate or 1% above LIBOR for a one month interest period on such day.

ITC Holdings agrees to pay to the Lenders a ticking fee equal to the daily aggregate unused amount of the commitments multiplied by 0.125% per annum accruing during the period commencing 30 days after the Closing Date and ending on the earlier of March 12, 2020 and the date of termination of any unused commitments.

The foregoing description of the ITC Holdings 2019 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Holdings 2019 Term Loan Credit Agreement. A copy of the ITC Holdings 2019 Term Loan Credit Agreement is attached hereto as Exhibit 10.01 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Holdings and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 13, 2019, Rhys D. Evenden notified ITC Holdings that he is resigning from ITC Holdings’ Board of Directors, effective July 10, 2019. Mr. Evenden did not resign as a result of any disagreement with ITC Holdings on any matter relating to its operations, policies or practices.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.01

ITC Holdings 2019 Term Loan Credit Agreement, dated as of June 12, 2019, among ITC Holdings Corp., the various financial institutions and other persons from time to time parties thereto as lenders and Toronto-Dominion (Texas) LLC, as administrative agent for the Lenders, Mizuho Bank, Ltd. and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners and Mizuho Bank, Ltd., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: June 14, 2019	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel